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                                                                    EXHIBIT 10.4

                          ASSET PURCHASE AGREEMENT AND
                             PLAN OF REORGANIZATION


         This Asset Purchase Agreement and Plan of Reorganization, dated as of July 29, 1997, is by and among Miram International, Inc., a Minnesota corporation ("Seller"), John Moroz ("Moroz"), Mykola Moroz ("Mike Moroz") (Moroz and Mike Moroz are each sometimes referred to herein as a "Shareholder" and collectively as the "Shareholders") and Electronics Accessory Specialists International, Inc., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H :

         WHEREAS, Seller desires to sell, and Purchaser desires to purchase, certain assets of Seller;

         WHEREAS, Seller wishes to transfer its business and substantially all of its assets to Purchaser solely in exchange for voting shares of Purchaser and the assumption by Purchaser of certain liabilities of Seller in a transaction intended to qualify as a reorganization within the remaining of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended, it being contemplated by Seller and Purchaser that Seller will thereafter, as an integral part of the transaction, distribute the shares of Purchaser acquired hereunder to Seller's shareholder in complete liquidation and dissolution of Seller, and Seller and Purchaser desire that this Agreement be a "plan of reorganization" to effectuate the intent of the parties hereto; and

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

                  (a) "Assets" shall mean all the Technology and all of the business, properties and assets (real and personal, tangible and intangible) of every kind and wherever situated that are owned by Seller, or in which Seller has any right or interest (including but not limited to the Technology and the assets and properties set forth in
         Exhibit 1.1(a) attached hereto and all contract rights, customer lists, files, copyrights, marketing materials, patents, patents pending, software and related documentation, know-how, designs, programs, prototypes, trademark and tradename rights, and any other intellectual property), but excluding the following: (i) the name "Miram International, Inc." and all derivatives thereof, (ii) all tradenames and trademarks held by Seller using the name "Miram"; and (iii) all corporate


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         organizational and capitalization books and records of Seller
         (including, without limitation, minute books) (the "Excluded Assets").

                  (b) "Assumed Liabilities" shall mean those fixed and determinable liabilities of Seller listed in Exhibit 1.1(b). Except for the Assumed Liabilities, Purchaser shall not assume or agree to pay, perform or discharge any liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise.

                  (c) "Closing" shall mean the closing of the transactions contemplated by this Agreement, which shall occur at 10:00 a.m., local time, on the Closing Date in the offices of Purchaser in Scottsdale, Arizona.

                  (d) "Closing Date" shall mean the date first above written.

                  (e) "Technology" shall mean that technology set forth on
         Exhibit 1.1(d).


                                   ARTICLE II
                                PURCHASE AND SALE

         SECTION 2.1. PURCHASE AND SALE OF ASSETS. Subject to and upon the terms and conditions contained herein, at the Closing, Seller hereby sells, transfers, assigns, conveys and delivers to Purchaser, free and clear of all security interests, liens, claims and encumbrances, and Purchaser hereby purchases, accepts and acquires from Seller, the Assets, but not the Excluded Assets.

         SECTION 2.2. PURCHASE PRICE.

                  (a) Closing Purchase Price. The consideration for the Assets (the "Purchase Price"), which shall be payable to Seller, shall consist of (i) 2,500 shares (the "Closing Shares") of the common stock, par value $0.01 per share, of Purchaser (the "Common Stock"), and (ii) the assumption by Purchaser of the Assumed Liabilities.

                  (b) Contingent Purchase Price.

                      (i) In addition to the Purchase Price, Purchaser will pay
                  additional consideration, if any, as provided in this Section 2.2(b). In the event Sales by Purchaser are: (i) equal to or greater than $5,000,000 but less than $10,000,000 in calendar year 1998 or 1999, then Seller shall receive 750 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends or similar corporate events); or (ii) equal to or greater than $10,000,000 in calendar year 1998 or 1999, then Seller shall receive 1,500 shares of Common Stock (subject to appropriate adjustment for stock splits, stock dividends or similar corporate events).


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                  "Sales" shall mean sales (net of returns and allowances) of
                  Technology Products, with such sales to be determined using generally accepted accounting principles consistently applied. "Technology Products" shall mean any product which includes or incorporates any Technology. The maximum number of shares of Common Stock issuable under this Section 2.2(b) is 1,500 (subject to appropriate adjustment for stock splits, stock dividends or similar corporate events).

                      (ii) As soon as practicable after January 31, 1999 and
                  January 31, 2000, but not later in each instance than March 31, 1999 and March 31, 2000, Purchaser will deliver to Seller a certificate, certified by Purchaser's independent accountants, setting forth the Sales for 1998 and 1999 (the "Sales Certificate").

                      (iii) Within thirty days after receipt of the Sales
                  Certificate, Seller shall notify Purchaser if it disagrees with the calculation of Sales. If such notice is not given (or at such time as Seller provides written notice to Purchaser that it has no objection to such calculation), the Sales Certificate provided by Purchase will be final and binding for all purposes. If the parties are unable to resolve their differences within 60 days of the receipt by Seller of the Sales Certificate, Seller and Purchaser agree to retain the accounting firm of KPMG Peat Marwick LLP to arbitrate the dispute and render a decision within 30 days of such retention, which decision shall be final and binding for all purposes. Seller and Purchaser shall each pay one-half of the costs of services rendered by such accounting firm.

                      (iv) Within ten days after the earlier of (A) the receipt
                  by Purchaser of written notice from Seller that it has no objection to the calculation of the Sales pursuant to Subsection 2(b)(ii) hereof, (B) the expiration of the 30-day period for giving notice of disagreement with such calculation, if no such notice is given, or (c) the resolution of any dispute pursuant to Section 2.2(b)(iii), Purchaser will deliver to Seller (or its shareholders upon a liquidation of Seller) properly prepared certificates for the shares of Common Stock deliverable under this Subsection 2.2(b). All shares of Common Stock to be received by Seller (or its shareholders upon a liquidation of Seller) under this Section
                  2.2 are referred to as the "Shares."


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                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS

         Seller and Shareholders, jointly and severally, represent and warrant that the following are true and correct as of the date hereof:

         SECTION 3.1. ORGANIZATION AND GOOD STANDING; QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         SECTION 3.2. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Seller of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Seller. This Agreement and each other agreement contemplated hereby have been duly executed and delivered by Seller and the Shareholders and constitute legal, valid and binding obligations of Seller and the Shareholders, enforceable against Seller and the Shareholders in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 3.3. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Seller or any agreement, indenture or other instrument under which Seller or any Shareholder is bound or to which any of the Assets are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the Assets or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Seller, the Assets or any Shareholder.

         SECTION 3.4. CONSENTS. Except as set forth in Schedule 3.4, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Seller or the Shareholders.

         SECTION 3.5. FINANCIAL STATEMENTS. Seller has furnished to Purchaser Seller's unaudited balance sheet and related unaudited statements of income for the twelve-month period ended December 31, 1996, including the notes thereto, as well as unaudited balance sheets and related unaudited statements of income for the five-month period ended May 31, 1997 (collectively, the "Seller Financial Statements"). The Seller Financial Statements are true, correct and complete in all material respects, are in accordance with the books and records of Seller, fairly present the


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financial condition and results of operations of Seller as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with prior periods.

         SECTION 3.6. LIABILITIES AND OBLIGATIONS. Except as set forth in
Schedule 3.6(a), the Financial Statements reflect all liabilities of Seller, accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date hereof. Except as set forth in the Seller Financial Statements, Seller is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, royalty or other obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and Seller knows of no basis for the assertion of any other claims or liabilities of any nature or in any amount. Since April 1, 1997, Seller has not paid any dividends, or made any distribution to, or in any way compensated or paid renumeration to, any shareholder or any of their respective affiliates, except as provided in
Schedule 3.6(b). Except for the Note (as defined in Section 7.6 below), Seller owes no money to any Shareholder, or is liable to any Shareholder for any compensation, renumeration or reimbursement.

         SECTION 3.7. EMPLOYEE, INDEPENDENT CONTRACTOR AND SERVICE MATTERS.

         (a) CASH COMPENSATION. Schedule 3.7(a) contains a complete and accurate list of the names, titles and cash compensation, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all employees of Seller and independent contractors that currently provide services for Seller. In addition, Schedule 3.7(a) contains a complete and accurate description of (i) all increases in Cash Compensation of employees of Seller during the current and immediately preceding fiscal year of Seller and (ii) any promised increases in Cash Compensation of employees of Seller that have not yet been effected.

         (b) IO ENGINEERING. Schedule 3.7(b) contains a complete and accurate list of all contracts, arrangements and agreements between the Seller and IO Engineering, Gary A. Altenburg or James Ternus.

         SECTION 3.8. EMPLOYEE BENEFIT PLANS. The Seller has no employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended sponsored by Seller or to which Seller contributes on behalf of its employees.

         SECTION 3.9. TITLE; LEASED ASSETS.

         (a) REAL AND PERSONAL PROPERTY. Seller owns no real property. A description of all material tangible and intangible personal property owned by Seller (collectively, the "Personal Property") is set forth in Schedule 3.9(a). Seller has good, valid and marketable title to all the Personal Property. The Personal Property, the leased personal property referred to in Section 3.9(b) and the Excluded Assets constitute the only personal property used in the conduct of Seller's


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business. Seller is the lawful owner of the Personal Property and, upon consummation of the transactions contemplated hereby, Purchaser shall receive good, valid and marketable title to the Personal Property (which is not leased) free and clear of all security interests, liens, claims and encumbrances, mortgages, pledges, restrictions, prior assignments and any other similar claims.

         (b) LEASES. A list and brief description of all leases of real and personal property to which Seller is a party, either as lessor or lessee, are set forth in Schedule 3.9(b). All such leases are valid and enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         (c) RIGHT TO USE ASSETS. All tangible assets used in the conduct of Seller's business are reflected in the Financial Statements in a manner that is in conformity with generally accepted accounting principles applied on a consistent basis with prior periods. Seller owns, leases or otherwise possesses a transferable right to use all assets used in the conduct of its business and will transfer (subject to the receipt of any requisite consents or approvals) all of such rights to Purchaser at Closing.

         SECTION 3.10. COMMITMENTS. Except as set forth in Schedule 3.10, Seller has not entered into, nor are the Assets or the business of Seller bound by, whether or not in writing, any agreement or contract, including, but not limited to agreements or contracts for advertising, marketing or royalties (collectively, the "Commitments"). True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered or made available to Purchaser. There are no existing defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by Seller, and no penalties have been incurred nor are amendments pending, with respect to the Commitments, except as described in
Schedule 3.10. The Commitments are in full force and effect and are valid and enforceable obligations of the parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the best knowledge of Seller, may be made by any party thereto, nor has Seller waived any rights thereunder, except as described in Schedule 3.10. Seller has not received notice of any default with respect to any Commitment. Seller has not received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment or agreement, and Seller knows of no fact that would justify the exercise of such a right.

         SECTION 3.11. PATENTS, TRADE-MARKS, SERVICE MARKS, COPYRIGHTS AND TECHNOLOGY.

         (a) OWNERSHIP. Seller owns or possesses the right to use, all Technology, patents, trade-marks, service marks and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others. Set forth in Schedule 3.11 is a true and correct description of all (i) Technology, trade-marks, trade-names, service marks and other trade designations, including common law rights, registrations and applications therefor, and all patents, copyrights and applications currently owned, pending, or


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applied for, in whole or in part, by Seller with respect to the Assets and
Seller's business or Technology, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which Seller is a party (including expiration date if applicable); and (ii) all agreements relating to Technology, know-how or processes that Seller is licensed or authorized to use by others, or which it licenses or authorizes others to use ("Proprietary Rights").

         (b) CONFLICTING RIGHTS OF THIRD PARTIES. To the best of Seller's knowledge after due inquiry, Seller has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. No consent of third parties will be required for the transfer thereof to Purchaser or the use thereof by Purchaser upon consummation of the transactions contemplated hereby and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right, and Seller knows of no valid basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

         (c) CLAIMS OF OTHER PERSONS. Seller has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of Seller, use of Proprietary Rights of Seller or the use of the Technology infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or, to Seller's knowledge, are threatened that challenge the rights of Seller with respect thereto. Seller has not given and is not bound by any agreement of indemnification for any Proprietary Right as to the Technology or any property manufactured, used or sold by Seller.

         SECTION 3.12. TRADE SECRETS AND CUSTOMER LISTS. To the best of Seller's knowledge after due inquiry, Seller has the right to use, free and clear of any claims or rights of others all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by Seller. To the best of Seller's knowledge after due inquiry, Seller is not using or in any way making use of any confidential information or trade secrets of any third party, including without limitation any past or present employee of Seller.

         SECTION 3.13. COMPLIANCE WITH LAWS. Seller has complied with all laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports. There are no existing violations by Seller of any federal, state or local law or regulation that would affect the property or business of Seller. Seller possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted, all of which are listed in Schedule 3.13.

         SECTION 3.14. FINDER'S FEE. Neither Seller nor any Shareholder has incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.


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         SECTION 3.15. LITIGATION. There are no legal actions or administrative proceedings or investigations instituted, or to the best knowledge of Seller and the Shareholders threatened, against or affecting, or to Seller's knowledge, that would affect, Seller, any of the Assets, or the business of Seller. Seller is not (i) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to Seller or to its business, assets, operations or employees or (ii) in default with respect to any such order, writ, injunction or decree.

         SECTION 3.16. ENVIRONMENTAL MATTERS. Neither Seller nor any of the Assets are currently in violation of, or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under, any laws or regulations pertaining to health or the environment (hereinafter sometimes collectively called "Environmental Laws"), and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Assets. To the best knowledge of Seller and the Shareholders, the Assets have never been used in a manner that would be in violation of any of the Environmental Laws.

         SECTION 3.17. THE SHARES. Seller acknowledges that it has been afforded an opportunity to question the officers and directors of Purchaser concerning Purchaser and that Seller has been provided with all information concerning Purchaser which Seller has requested. Seller recognizes the speculative nature of an investment in the Shares, and that such an investment involves a high degree of risk. Seller acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state and is being offered and sold in reliance upon certain exemptions from registration, and accordingly the Shares may not be resold unless registered under the Act and applicable state securities laws or unless an exemption from such registration is available, and that Purchaser will (i) cause a legend to be placed on any share certificate which may be issued stating that the shares of Common Stock represented by such certificate may not be transferred unless registered under the Act and applicable state securities laws or unless Seller obtains an opinion of counsel satisfactory to Purchaser that such registration is not required and (ii) make appropriate notations in Purchaser's records to prevent the transfer of any Common Stock in violation of such laws. Seller will not offer to sell or otherwise transfer the Shares, or any part thereof or interest therein, except in compliance with applicable securities laws. Notwithstanding anything in this Section 3.17 to the contrary, Purchaser acknowledges that the Shareholders may cause the Seller to be liquidated and the shares to be distributed to the shareholders of Seller in connection with such liquidation (the "Liquidating Distribution"). Purchaser acknowledges that the Liquidating Distribution will not constitute a violation of the Act or any applicable state securities laws.

         SECTION 3.18. TAXES. Seller has duly and timely filed with the appropriate governmental agencies all income, excise, corporate, franchise, property, sales, use, payroll, withholding and other tax returns (including information returns) and reports required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such tax returns or reports are complete and accurate and properly reflect the taxes of Seller for the periods covered thereby. Seller has paid or accrued all taxes, penalties and interest that have become due with


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respect to any returns that it has filed and any assessments of which it is aware. Seller is not delinquent in the payment of any tax, assessment or governmental charge. No tax deficiency or delinquency has been asserted against Seller. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of Seller that could be asserted by any taxing authority. There is no taxing authority audit of Seller pending or threatened, and the results of any completed audits are properly reflected in the Seller Financial Statements. Seller has not violated any federal, state, local or foreign tax law. Seller has not granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected. All monies required to be withheld by Seller and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use, and other taxes have been (i) collected or withheld and either paid to the respective governmental agencies or set aside in accounts for such purpose or (ii) properly reflected in the Seller Financial Statements. The foregoing representations and warranties contained in this
Section 3.18 shall not be deemed to be breached or violated to the extent such breach or violation could not result in the imposition of a lien on the Assets or the imposition of any liability on Purchaser.

         SECTION 3.19. UNIVERSAL DOCK PRODUCT. To the best of Seller's knowledge, the items set forth in Exhibits 1 and 2 to Exhibit A to the Amendment (as defined in Section 5.1 (g) below) are the only material items which need to be completed on Seller's current universal dock.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants that the following are true and correct as of the date hereof:

         SECTION 4.1. ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         SECTION 4.2. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Purchaser of this Agreement, and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser. This Agreement, and each other agreement contemplated hereby have been duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 4.3. NO VIOLATION. Neither the execution, delivery or performance of this Agreement, or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a violation or breach of the terms,


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conditions and provisions of, or constitute a default under, the Certificate of
Incorporation or Bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser.

         SECTION 4.4. FINDER'S FEE. Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

         SECTION 4.5. CAPITALIZATION. As of the date hereof, the authorized capital stock of Purchaser consists solely of (i) 200,000 shares of Common Stock, of which 103,047 shares are issued and outstanding; and (ii) 6,686 shares of preferred stock, $0.01 par value per share ("Preferred Stock"), 2,500 shares of which constitute Series A Preferred Stock, of which no shares are issued and outstanding (the "Series A Shares") and 4,186 shares of which constitute Series B Preferred Stock, of which 4,186 shares are issued and outstanding (the "Series B Shares") (collectively, the Common Stock, the Series A Shares and the Series B Shares are referred to herein as the "Stock"). As of the date hereof, Purchaser does not have outstanding any stock or securities convertible or exchangeable for any shares of its Stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its Stock or any stock or securities convertible into or exchangeable for its Stock or any stock appreciation rights or phantom stock plans, except as set forth on Schedule 4.5. As of the date hereof, all of the outstanding shares of Purchaser's capital stock are validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.5, there are no statutory, contractual or other preemptive rights, rights of first refusal, anti-dilution rights or any similar rights, held by stockholders or option holders of Borrower.

         SECTION 4.6. CONSENTS. Except as set forth in Schedule 4.6, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Purchaser.

         SECTION 4.7. FINANCIAL STATEMENTS. Purchaser has furnished to Seller Purchaser's audited balance sheet and related unaudited statements of income for the twelve-month period ended December 31, 1996, including the notes thereto, as well as unaudited balance sheets and related unaudited statements of income for the five-month period ended May 31, 1997 (collectively, the "Purchaser Financial Statements"). Except as set forth on Schedule 4.7, the Purchaser Financial Statements are true, correct and complete in all material respects, are in accordance with the books and records of Purchaser, fairly present the financial condition and results of operations of Purchaser as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with prior periods.

         SECTION 4.8. LIABILITIES AND OBLIGATIONS. Except as set forth in
Schedule 4.8, the Purchaser Financial Statements reflect all liabilities of Purchaser, accrued, contingent or otherwise


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(known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date hereof. Except as set forth in the Purchaser Financial Statements, Purchaser is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, royalty or other obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and Purchaser knows of no basis for the assertion of any other claims or liabilities of any nature or in any amount.

         SECTION 4.9. COMPLIANCE WITH LAWS. Purchaser has complied with all laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports. There are no existing violations by Purchaser of any federal, state or local law or regulation that would affect the property or business of Purchaser.

         SECTION 4.10. LITIGATION. Except as set forth on Schedule 4.10, there are no legal actions or administrative proceedings or investigations instituted, or to the best knowledge of Purchaser threatened, against or affecting, or that could affect, Purchaser, any of the assets of Purchaser, or the business of Purchaser. Purchaser is not (i) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to Purchaser or to its business, assets, operations or employees or (ii) in default with respect to any such order, writ, injunction or decree.

         SECTION 4.11. ENVIRONMENTAL MATTERS. Neither Purchaser nor any of the assets of Purchaser are currently in violation of, or subject to Environmental Laws, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the assets of Purchaser. To the best knowledge of Purchaser, the assets of Purchaser have never been used in a manner that would be in violation of any of the Environmental Laws.

         SECTION 4.12. COMPLIANCE WITH LAWS. Purchaser has complied with all laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports. There are no existing violations by Purchaser of any federal, state or local law or regulation that could affect the property or business of Purchaser. Purchaser possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted.

         SECTION 4.13. TAXES. Purchaser has duly and timely filed with the appropriate governmental agencies all income, excise, corporate, franchise, property, sales, use, payroll, withholding and other tax returns (including information returns) and reports required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such tax returns or reports are complete and accurate and properly reflect the taxes of Purchaser for the periods covered thereby. Except as set forth on
Schedule 4.13, Purchaser has paid or accrued all taxes, penalties and interest that have become due with respect to any returns that it has filed and any assessments of which it is aware. Purchaser is not delinquent in the payment of any tax, assessment or governmental charge. No tax deficiency or delinquency has been asserted against Purchaser. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of Purchaser that could be asserted by any taxing authority. There is no taxing authority audit of Purchaser pending or threatened, and the results of any completed audits are properly reflected in the Purchaser Financial Statements. Purchaser has not violated any federal, state, local or foreign tax law. All monies required to be withheld by Purchaser and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use, and other taxes have been (i) collected or withheld and either paid to the respective governmental agencies or set aside in accounts for such purpose or
(ii) properly reflected in the Purchaser Financial Statements.

         SECTION 4.14. LIEN POSITION. Assuming that the Patent Application (as defined in the Patent Collateral Assignment, which is defined in Section 5.1(k) below) has been transferred to Purchaser free and clear of any lien, claim or encumbrance, Purchaser has granted to Mike Moroz pursuant to the Patent Collateral Assignment a first lien position on the Patents (as defined in the Patent Collateral Assignment) to the extent provided in the Patent Collateral Assignment.


                                    ARTICLE V
                               CLOSING DELIVERIES

         SECTION 5.1. DELIVERIES OF SELLER AND SHAREHOLDERS. At the Closing, Seller and Shareholders (as appropriate) shall deliver, or cause to be delivered, to Purchaser the following, all of which shall be in a form satisfactory to counsel to Purchaser:

                  (a) A bill of sale, in the form of Schedule 5.1(a) attached hereto;

                  (b) An assignment of each lease under which Seller is lessee or lessor assigning the interest of Seller therein to Purchaser;

                  (c) An Assignment and Assumption Agreement, in the form of
         Schedule 5.1(c) attached hereto ("Assignment Agreement");

                  (d) A copy of resolutions of the Board of Directors of Seller and Shareholders authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, certified by the Secretary of Seller as being true and correct copies of the originals thereof subject to no modifications or amendments;

                  (e) A certificate, dated within fifteen days of the Closing Date, of the Secretary of State of Minnesota establishing that Seller is in existence, has paid all franchise taxes and otherwise is in good standing to transact business in the State of Minnesota;

                  (f) An Employment Agreement between Purchaser and Moroz, in the form of Schedule 5.1(f) attached hereto (the "Employment Agreement"); and

                  (g) The First Amendment to Consulting and Assignment Agreement between Seller and IO Engineering, Inc. ("IOEI"), in the form of
         Schedule 5.1(g) attached hereto (the"First Amendment");



                  (h) The Incentive Stock Option Agreement between Purchaser and Moroz, in the form of Schedule 5.1(h) attached hereto (the "Incentive Stock Option Agreement");

                  (i) A Preemptive Rights Agreement, in the form attached hereto as Schedule 5.1(i) (the "Preemptive Rights Agreement");

                  (j) A Registration Rights Agreement , in the form of Schedule 5.1(j) attached hereto (the "Registration Rights Agreement");

                  (k) A Patent Collateral Assignment, in the form of Schedule 5.1(k) attached hereto (the "Patent Collateral Assignment");

                  (l) All documentation relating to or used in connection with the Technology (including software source code);

                  (m) An Assignment of Patent Application, in the form of
         Schedule 5.1(m) attached hereto;

                  (n) A License Agreement, in the form of Schedule 5.1(n) attached hereto (the "License Agreement");

                  (o) Such other instrument or instruments of transfer as shall be necessary or appropriate, as Purchaser or its counsel shall reasonably request, to vest in Purchaser good and marketable title to the Assets.

         SECTION 5.2. DELIVERIES OF PURCHASER. At the Closing, Purchaser shall deliver to Seller and the Shareholders (as appropriate):

                  (a) The Closing Shares;

                  (b) The Assignment Agreement;

                  (c) The Employment Agreement;

                  (d) A copy of the resolutions of the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement, and all related documents and agreements, each certified by Purchaser's Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

                  (e) The Incentive Stock Option Agreement;

                  (f) The Registration Rights Agreement;

                  (h) The Patent Collateral Assignment;

                  (i) The Preemptive Rights Agreement; and

                  (j) The License Agreement.

                                   ARTICLE VI
                              POST CLOSING MATTERS

         SECTION 6.1. FURTHER INSTRUMENTS OF TRANSFER. Following the Closing, at the request of Purchaser, Seller and Shareholders shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to vest in Purchaser good and marketable title to the Assets.

         SECTION 6.2. CONTINGENT PURCHASE PRICE OBLIGATIONS. Purchaser acknowledges that is has an affirmative obligation to manufacture, market, sell and distribute the Technology Products, and that after the Closing and during the 1998 and 1999 calendar years Purchaser will use reasonable commercial efforts in manufacturing, marketing, selling and distributing the Technology Products.

         SECTION 6.3. TRANSACTION TAXES. Each party shall be responsible for any taxes such party may have as a result of the transactions contemplated herein.

         SECTION 6.4. SECTION 368(a)(1)(c) TREATMENT. The parties hereto agree not to take any action or take any tax position inconsistent with the intended treatment of this transaction as a Section 368(a)(1)(c) reorganization, and the parties acknowledge that Seller will be liquidated and dissolved promptly after the closing of the transactions contemplated hereunder.


                                   ARTICLE VII
                                    REMEDIES

         SECTION 7.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.
All representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of eighteen (18) months, except for: (i) representations and warranties in Sections 3.1, 3.2, 4.1 and 4.2 shall survive forever; (ii) representations and warranties in Sections 3.16 and 4.11, and the indemnification obligations set forth in Sections 7.2(c) and 7.3(c), shall survive the Closing for a period of five (5) years; (iii) the representations and warranties in Section 4.14 shall survive for so long as Note (as defined in Section 7.6 below) remains unpaid; and (iv) representations and warranties with respect to any tax or tax-related matters or any ERISA matters, which shall survive the Closing until the running of any applicable statues of limitations. The covenants and agreements contained herein shall survive the Closing without limitation as to time unless the covenant or agreement specifies a time, in which case such covenant or agreement shall survive until the expiration of such specified term. The respective expiration dates for the survival of the representations, warranties and covenants shall be referred to herein as the relevant "Expiration Date."

         SECTION 7.2. INDEMNIFICATION BY SELLER AND SHAREHOLDERS. Subject to the terms and conditions of this Agreement, Seller and Shareholders, jointly and severally, agree to indemnify, defend and hold Purchaser and its directors, officers, agents, attorneys, affiliates and employees harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by such indemnities by reason of or resulting from: (a) a breach of any representation, warranty or covenant of Seller contained herein, notice of which is given on or prior to the relevant Expiration Date or in any agreement executed in connection with the transactions contemplated hereby (provided, however, any breach of Section 3.18 which does not result in Purchaser incurring Damages shall not be indemnifiable under this Section 7.2);
(b) a failure to comply with any applicable bulk sale or transfer law; or (c) except for the Assumed Liabilities, any liability of Seller arising out of or relating to the operation of Seller's business prior to or on the Closing Date to the extent such liabilities were incurred or the events giving rise to such liabilities occurred on or prior to the Closing Date; provided, however, that no claim shall be made for indemnification under this Section 7.2 until, and such claims may be made only to the extent that, the dollar amount of all such Damages shall exceed in the aggregate $10,000; provided further, however, the aggregate liability of Seller and Shareholders for Damages shall not exceed $300,000.

         SECTION 7.3. INDEMNIFICATION BY PURCHASER. Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to indemnify, defend and hold Seller and its directors, officers, agents, attorneys, affiliates and employees and the Shareholders harmless from and against all Damages asserted against or incurred by any of such indemnities by reason of or resulting from:
(a) a breach by Purchaser of any representation, warranty or covenant of Purchaser contained herein (provided, however, any breach of Section 4.13 which does not result in Seller incurring any Damages shall not be indemnifiable under this Section 7.3); (b) the failure of Purchaser to pay, perform and discharge when due any of the Assumed Liabilities; (c) any liability arising out of or relating to the operation of the business transferred hereunder or the ownership or use of the Assets after the Closing Date to the extent such liability were incurred or the events giving rise to such liabilities occurred after the Closing Date; provided, however, that no claim shall be made for indemnification under this Section 7.3 until, and such claims may be made only to the extent that, the dollar amount of all such Damages shall exceed in the aggregate of $10,000; provided, further, however, the aggregate liability of Purchaser for Damages shall not exceed $300,000.

         SECTION 7.4. WAIVER. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

         SECTION 7.5. REMEDIES NOT EXCLUSIVE. Subject to the provisions of
Section 7.6, the remedies provided in this Article shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

         SECTION 7.6. OFFSET. Any and all amounts owing or to be paid by Purchaser to Seller or a Shareholder of Seller (including, without limitation, any Assumed Liability, including, without limitation, the amounts owed by Seller to Mykola Moroz pursuant to that Promissory Note, a copy of which is attached hereto as Schedule 7.6 (the "Note"); provided, however, that any breach by Moroz of Article VIII hereof shall not be subject to offset against the Note.), hereunder or otherwise, shall be subject to offset and reduction dollar-for-dollar by any amounts that may be owing at any time by Seller to Purchaser in respect of any failure or breach of any representation, warranty or covenant of Seller under or in connection with this Agreement or any other agreement with Purchaser or any transaction contemplated hereby or thereby, as reasonably determined by Purchaser. If Purchaser determines that such offset is appropriate, notice shall be given to Seller of such determination at least 10 days prior to the due date of the payment to be reduced. If Seller objects in writing to any such offset within such ten (10) day period, then Purchaser and Seller shall submit such matter to final and binding arbitration in Wilmington, Delaware, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). During the pendency of any offset action hereunder (including any such arbitration action), Purchaser will make payments under the Note into escrow with the AAA. If the conditions upon which the reduction is based are cured by Seller prior to such due date, as determined by Purchaser, the amount of such payment shall not be so reduced.

         SECTION 7.7. COSTS, EXPENSES AND LEGAL FEES. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except that each party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement; (b) proving that another party breached any of the terms of this Agreement or (c) defending against any suit or claim by a party brought to enforce any terms of this Agreement.

                                  ARTICLE VIII
                                 NONCOMPETITION

         SECTION 8.1. MOROZ PROHIBITED ACTIVITIES. In consideration for Purchaser's execution and delivery of this Agreement, and other good and valuable consideration, Moroz hereby agrees that for a period of five (5) years following the Closing Date, he shall not knowingly, directly or indirectly, for himself or on behalf of any other corporation, person, firm, partnership, association, or any other entity (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, principal, consultant or in any other capacity):

         (a) engage or participate in any business which engages in any business which engages in any business relating to the design, manufacture or sale of port replicators and docking stations for portable computers in competition with the business of Purchaser and its affiliates (the "Purchaser Group") in the United States of America or any other country where the Purchaser Group conducts business during such five-year period; provided, however, that this provision shall not prohibit Moroz from purchasing or holding an aggregate equity interest of up to 1%, so long as Moroz does not purchase or hold an aggregate equity interest of more than 5%, in any business in competition with the Purchaser Group;

         (b) induce or attempt to influence any employee, agent or consultant of the Purchaser Group to terminate his employment or relationship with Purchaser Group, or to hire, retain or utilize any person who is an employee, agent or consultant of the Purchaser Group, or was an employee, agent or consultant of the Purchaser Group during such five-year period, whether or not so induced or influenced, except that any such employee may be hired or retained with Purchaser's prior written consent; or

         (c) assist or finance any person or entity which competes (as defined in subsection (a) hereof) with the Purchaser Group.

         SECTION 8.2. MYKOLA MOROZ PROHIBITED ACTIVITIES. In consideration for Purchaser's execution and delivery of this Agreement, and other good and valuable consideration, Mykola Moroz hereby agrees that for a period of five (5) years following the Closing Date, he shall not knowingly, directly or indirectly, for himself or on behalf of any other corporation, person, firm, partnership, association, or any other entity (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, principal, consultant or in any other capacity):

         (a) engage or participate in any business which engages in any business relating to the design, manufacture or sale of port replicators and docking stations for portable computers in competition with the business of the Purchaser Group and its affiliates in the United States of America or any other country where the Purchaser Group conducts business during such five-year period; provided, however, that this provision shall not prohibit Mike Moroz from purchasing or holding an aggregate equity interest of up to 1%, so long as Mike Moroz does not purchase or hold an aggregate equity interest of more than 5%, in any business in competition with the Purchaser Group; or

         (b) induce or attempt to influence any employee, agent or consultant of the Purchaser Group to terminate his employment or relationship with the Purchaser Group, or to hire, retain or utilize any person who is an employee, agent or consultant of the Purchaser Group, or was an employee, agent or consultant of the Purchaser Group during such five-year period, whether or not so induced or influenced, except that any such employee, agent or consultant may be hired or retained with Purchaser's prior written consent.

         SECTION 8.3. DAMAGES. Because of the difficulty of measuring economic losses to the Purchaser as a result of the breach of the foregoing covenant, and because of the immediate and irreparable damage that would be caused to Purchaser for which it would have no other adequate remedy, each Shareholder agrees that, in the event of a breach by such Shareholder of the foregoing covenant, the covenant may be enforced by Purchaser by injunctions and restraining orders.

         SECTION 8.4. REASONABLE RESTRAINT. It is agreed by the parties that the foregoing covenants in this Article VIII impose a reasonable restraint on each Shareholder in light of the activities and business of the Company on the date of the execution of this Agreement and the future plans of the Company and Purchaser. Each Shareholder hereby agrees that this covenant is a material and substantial part of this transaction.

         SECTION 8.5. SEVERABILITY; REFORMATION. The covenants in this
Article VIII are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that the court deems reasonable, and the Agreement shall thereby be reformed.


                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.1. AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.

         SECTION 9.2. ASSIGNMENT. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto.

         SECTION 9.3. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

         SECTION 9.4. ENTIRE AGREEMENT. This Agreement, the Note and the other agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         SECTION 9.5. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 9.6. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF DELAWARE.

         SECTION 9.7. CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         SECTION 9.8. NOTICE. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

          If to Purchaser: Electronics Accessory Specialists International, Inc.
                           7955 E. Redfield Road
                           Scottsdale, Arizona  85260
                           Attn: President
                           Fax: (602) 596-0349

          If to Seller:    Miram International, Inc.
                           2155 Niagra Lane North,  Suite 110
                           Plymouth, Minnesota  55447
                           Attn: President
                           Fax: (612) 404-1242

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

         SECTION 9.9. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         EXECUTED as of the date first above written.

                                     ELECTRONICS ACCESSORY
                                     SPECIALISTS INTERNATIONAL, INC.


                                     By:  /s/ CHARLES R. MOLLO
                                         ------------------------
                                         Charles R. Mollo,
                                         Chief Executive Officer

                                     MIRAM INTERNATIONAL, INC.


                                     By:   /s/ JOHN A. MOROZ
                                        --------------------------
                                     Name: John A. Moroz
                                          ------------------------
                                     Its:   President
                                         -------------------------

                                           /s/ JOHN MOROZ
                                     -----------------------------
                                               John Moroz


                                           /s/ MYKOLA MOROZ
                                     -----------------------------
                                               Mykola Moroz